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                                                                   EXHIBIT 10.43
                                                                (CONFORMED COPY)
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                            UNITED DENTAL CARE, INC.
                             STOCK OPTION AGREEMENT

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        THIS STOCK OPTION AGREEMENT ("Agreement") made as of December 17, 1997 and amended as of March 26, 1998 between United Dental Care, Inc. (the "Company"), a Delaware corporation, and Robert J. Nettinga ("Optionee"), a director of the Company.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

        1. Grant of Option. The Company hereby grants to the Optionee a stock option (the "Option") to purchase, subject to and upon the terms and conditions hereinafter set forth, 12,000 shares of the Common Stock, $.10 par value, of the Company. The date of this Agreement is the date of the grant of this Option.

        2. Purchase Price. Subject to Section 9 hereof, the purchase price of the Common Stock subject to the Option shall be $11.25 per share (the "Option Price").

        3. Time to Exercise. This Option shall vest and be exercisable in installments as follows:


          (a)Upon the re-election of the Optionee as a Director of the
             Company at its Annual Meeting held in 1999                         3,000 shares
          (b)Upon the re-election of the Optionee as a Director of the
             Company at its Annual Meeting held in 2000                         3,000 shares
          (c)Upon the re-election of the Optionee as a Director of the
             Company at its Annual Meeting held in 2001                         3,000 shares
          (d)Upon the e-election of the Optionee as a Director of the
             Company at its Annual Meeting held on 2002                         3,000 shares


        To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, in any subsequent period. Anything in this Agreement to the contrary notwithstanding, this Option shall terminate and no part of the Option may be exercised after 5:00 p.m. on December 17, 2007.

        4.Term.

          (a) If the Optionee shall die while he is a director of the Company holding the Option granted under Section 1 hereof, the Executor or Administrator of the Optionee's
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                                                                   EXHIBIT 10.43

                estate or the person or persons acquiring the Option upon the death of the Optionee may exercise such Option (to the extent that the Optionee shall have been entitled to do so on the date of his death) at any time within one (1) year after the Optionee's death, subject to the other terms and conditions of the Plan and this Agreement, and any remaining portion of such Option not exercisable by the Optionee on the date of his death shall terminate immediately and cease to exist; provided, however, that no Option shall be exercisable after the time set forth in the last sentence of Section 3 hereof.

         (b) If the Optionee shall hereafter cease for any reason (other than death, which shall be governed by Section 4(a) hereof) to be a director of the Company, then the Option shall terminate on the effective date of such termination as to any unexercised portion thereof.

         5. Restrictions on Exercise. The Option may not be exercised and no certificates representing shares subject to such Option shall be delivered if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of Options shall not have been secured. The Option may only be exercised with respect to full shares and not for any fractional shares.

         6. Manner of Exercise. Subject to such administrative regulations as the Committee administering the Plan may from time to time adopt, the Optionee shall exercise the option by giving written notice to the Company of the number of shares being purchased and the Option Price to be paid therefor accompanied by the following:

          (a) full payment in cash of the Option Price; provided, however that in lieu of cash an Optionee may, upon approval by the Committee exercise his Option by tendering to the Company shares of the Common Stock of the Company owned by him having a fair market value equal to the cash Option Price, or, by a combination of both cash and stock;

          (b) an undertaking to furnish or execute such documents as the Company in its discretion shall deem necessary (1) to evidence the exercise, in whole or in part, of the Option evidenced by this Agreement, (2) to determine whether registration is then required under the Securities Act of 1933, as then in effect, under (3) to comply with or satisfy the requirements of the Securities Act of 1933, or any other law, as then in effect and
                (4) to notify the Company in writing of any disposition made of any shares issued pursuant to the exercise of the Option evidenced by this Agreement within a period of thirty (30) days after the day of the transfer of any such shares by the Optionee.

         7. Non-Assignability. This Option is not assignable or transferable by Optionee except by will or by the laws of descent and distribution.
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                                                                   EXHIBIT 10.43

         8. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option evidenced by this Agreement until the issuance of one or more certificates to him for such shares upon due exercise of the Option. Except as provided in
Section 9, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of certificates.

         9. Capital Adjustments. The number of shares of Common Stock covered by the unexercised portion of the Option evidenced by this Agreement, and in the Option Price thereof, shall be subject to such adjustment as appropriate or necessary to reflect any stock dividend, stock split, reverse stock split, share combination, exchange of shares, recapitalization, reclassification, merger, consolidation, separation, reorganization, liquidation or the like of or by the Company, so that the rights of the holder hereof shall remain proportionate to the rights held hereunder immediately prior to such event.

         10. Acceleration Upon Change In Control. In the event of a Change In Control (as defined below) of the Company, then the holder of the options evidenced by this Agreement shall have the right, immediately prior to the consummation of such transaction constituting the Change In Control, to exercise such options, to the extent not theretofore exercised, without regard to any of the requirements as to the time periods and installments of exercisability set forth in this Agreement if (and only if) such options have not expired or otherwise been terminated prior to such vesting and the date of such transaction. Notwithstanding the foregoing, such acceleration of exercisability shall not apply if a majority of the board of directors of the acquiring or surviving corporation (or a parent corporation thereof) immediately after such Change in Control transaction consists of individuals who constitute a majority of the board of directors of the Company immediately prior to such transaction and such surviving or acquiring corporation agrees to assume such options in connection with such transaction.

         A Change of Control" means (a) the acquisition by any individual, entity or group (within the meaning of Section 12(d)(3) or 14 (d)(2) of the Exchange Act) (an "Acquiring Person") of beneficial ownership (within the meaning of the rule 13d-e promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of Common Stock of the Corporation (the "Outstanding Corporation common stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); (b) individuals who, as of the date hereof, constitute the Board (the Incumbent Board) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof, whose election, or nomination for election by the Corporations shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Acquiring Person other than the Board; or (c) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.
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                                                                   EXHIBIT 10.43

         In addition to the foregoing, in the event a Change In Control transaction occurs and the options evidenced by this Agreement become subject to such acceleration of exercisability but the holder of such options elects not to exercise such options, all such options shall terminate upon consummation of such Change In Control transaction.

         11. Investment Purpose. This Option is granted on the condition that the purchases of Common Stock thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event the Common Stock subject to such Option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act of 1933 or regulation, or rule of any governmental agency.

         12. Law Governing. This Agreement is intended to be performed in the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

         13. Binding Effect. This Agreement shall insure to the benefit of and be binding upon the parties hereto and their personal representatives, successors, heirs, and assigns.

         14. Defined Terms. Certain capitalized terms used herein have the meanings as set forth in the Plan.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and the Optionee has duly signed this Agreement on the day and year first above written.



                                             Robert J. Nettinga
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                                 OPTIONEE



                                 UNITED DENTAL CARE, INC.



                                                William H. Wilcox
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                                 William H. Wilcox
                                 Chief Executive Officer